EXHIBIT 99.1


TARRANT APPAREL GROUP ANNOUNCES FIRST QUARTER RESULTS

May 10, 2007 LOS ANGELES--(BUSINESS WIRE)--Tarrant Apparel Group (NASDAQ: TAGS), a design and sourcing company for private label and private brand casual apparel, today announced financial results for the first quarter ended March 31, 2007.

The Company reported net sales of $56.1 million, compared to $61.3 million in the year earlier period. The decrease was due to a decline in sales of the Company's Private Brands business. Private Brands sales decreased to $7.9 million compared to $19.2 million in the first quarter of 2006. The decrease in Private Brands was due to the absence of sales from Alain Weiz, Jessica Simpson and House of Dereon brands in the first quarter of 2007, partially offset by an increase in sales of American Rag label. Private Label sales increased in the quarter to $48.2 million from $42.1 million reported in the same period last year. The increase reflects higher sales to the existing customer base.

Gross profit for the first quarter of 2007 was $12.3 million compared to $12.5 million in the first quarter of 2006. Gross profit declined due to lower overall sales. The improvement in gross margin to 22.0% from 20.4% was the result of a change in the mix of sales due to the absence of sales from Jessica Simpson and House of Dereon labels and greater efficiency in sourcing. Selling, general, and administrative expenses in the 2007 first quarter were $9.9 million compared to $9.4 million in the 2006 first quarter. As a percentage of sales, selling, general and administrative expenses increased to 17.7% versus 15.3% for the same period of the prior year.

Royalty expense for the first quarter of 2007 was $358,000 compared to $1.5 million in the same quarter of 2006. The decrease was primarily due to royalties on sales under the licensed Jessica Simpson and Alain Weiz brands in the first quarter of 2006. There were no such sales in the first quarter of 2007.

Income from operations was $63,000 in the first quarter of 2007 compared to $1.6 million in the first quarter of 2006. Income from operations in the first quarter of 2007 was impacted by $2 million in due diligence and other fees incurred in connection with the acquisition of The Buffalo Group. On April 19, 2007, the parties mutually terminated the potential acquisition.

The net loss for the 2007 first quarter was $1.0 million, or $0.03 per share, compared to net income for the 2006 first quarter of $836,000, or $0.03 per diluted share. The first quarter 2007 net income was also impacted by $2 million charge mentioned above.

"Our first quarter results reflected continued strength in our Private Label business, and the initiatives we have pursued to improve operating results," said Gerard Guez, Chairman and Interim CEO of Tarrant Apparel Group. "Despite the absence of sales from three brands, the Company was able to improve operating results, excluding expenses related to the acquisition of the Buffalo Group. While we are disappointed that we were unable to conclude the acquisition of The Buffalo Group, we believe the growing sales of American Rag CIE along with our Private Label business will result in another year of solid growth and improved profitability."

2007 Business Outlook

The Company  expects 2007  full-year  revenue of $230  million to $240  million.

Conference Call

The Company will host a conference call and audio webcast at 4:30 p.m. Eastern Time today to discuss the results and outlook for 2007. The conference call may be accessed by dialing (877) 770-6099 (Domestic), or (706) 679-6116
(International). A replay will be available through June 10th by dialing (800) 642-1687 (Domestic) or (706) 645-9291 (International). The required pass code for the conference call and replay is 5518212.

A live broadcast of the conference call can also be accessed via the Internet at http://www.tags.com. The archive of the webcast will be available for 30 days following the conclusion of the teleconference.

Forward Looking Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include sales guidance for fiscal 2007. Factors which could cause actual results to differ materially from these forward-looking statements include a softening of retail or consumer acceptance of the Company's products, pricing pressures and other competitive factors, continued intervention of the U.S. government in China imports and the unanticipated loss of a major customer. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
CEOcast, Inc.
Andrew Hellman, 212-732-4300


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


                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                           MARCH 31,  DECEMBER 31,
                                                                                             2007         2006
                                                                                          ---------    ---------
                                                                                         (Unaudited)
ASSETS
Current assets:
     Cash and cash equivalents ........................................................   $   1,463    $     905
     Accounts receivable, net of $2.4 million and $2.1 million allowance for returns,
          discounts and bad debts at March 31, 2007 and December 31, 2006, respectively      48,269       48,080
     Due from related parties .........................................................       3,984        3,688
     Inventory ........................................................................      14,580       17,774
     Temporary quota rights ...........................................................         175           32
     Prepaid expenses .................................................................       1,575        1,515
     Deferred tax assets ..............................................................         126          124
     Income taxes receivable ..........................................................          26           25
                                                                                          ---------    ---------

     Total current assets .............................................................      70,198       72,143

Property and equipment, net of $9.4 million and $9.4 million accumulated
     depreciation at March 31, 2007 and December 31, 2006, respectively ...............       1,410        1,414
Notes receivable-related parties, net of $27.1 million reserve at March 31, 2007
     and December 31, 2006 ............................................................      14,000       14,000
Due from related parties ..............................................................       4,161        4,168
Equity method investment ..............................................................       2,235        2,151
Deferred financing cost, net of $1.1 million and $1.7 million accumulated
     amortization at March 31, 2007 and December 31, 2006, respectively ...............       2,167        2,449
Other assets ..........................................................................         232        6,224
Goodwill ..............................................................................       8,583        8,583
                                                                                          ---------    ---------

Total assets ..........................................................................   $ 102,986    $ 111,132
                                                                                          =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term bank borrowings .......................................................   $  12,743    $  13,696
     Accounts payable .................................................................      14,591       22,686
     Accrued expenses .................................................................      10,024        8,908
     Derivative liabilities ...........................................................        --            196
     Income taxes .....................................................................      17,902       16,865
     Current portion of long-term obligations and factoring arrangement ...............      20,026       19,586
                                                                                          ---------    ---------
     Total current liabilities ........................................................      75,286       81,937

Term Loan, net of $4.0 million and $4.3 million debt discount at March 31, 2007 and
     December 31, 2006, respectively ..................................................      11,483       11,213
Other long-term obligations ...........................................................           2            5
                                                                                          ---------    ---------
Total liabilities .....................................................................      86,771       93,155

Minority interest in PBG7 .............................................................          54           55

Commitments and contingencies .........................................................        --           --

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized; no shares issued and outstanding at March 31, 2007 and December 31, 2006
     Common stock, no par value, 100,000,000 shares authorized: 30,543,763
        shares issued and outstanding at March 31, 2007 and December 31, 2006 .........     114,977      114,977
     Warrants to purchase common stock ................................................       7,314        7,314
     Contributed capital ..............................................................      10,368       10,192
     Accumulated deficit ..............................................................    (114,411)    (112,410)
     Notes receivable from officer/shareholder ........................................      (2,087)      (2,151)
                                                                                          ---------    ---------
     Total shareholders' equity .......................................................      16,161       17,922

Total liabilities and shareholders' equity ............................................   $ 102,986    $ 111,132
                                                                                          =========    =========


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


                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)

                                                                         THREE MONTHS ENDED
                                                                    ----------------------------
                                                                      MARCH 31,       MARCH 31,
                                                                        2007            2006
                                                                    ------------    ------------
                                                                     (Unaudited)     (Unaudited)
Net sales .......................................................   $     56,107    $     61,261
Cost of sales ...................................................         43,760          48,742
                                                                    ------------    ------------

Gross profit ....................................................         12,347          12,519
Selling and distribution expenses ...............................          3,439           2,930
General and administrative expenses .............................          6,487           6,460
Royalty expenses ................................................            358           1,483
Terminated acquisition expenses .................................          2,000            --
                                                                    ------------    ------------

Income from operations ..........................................             63           1,646
Interest expense ................................................         (1,343)         (1,188)
Interest income .................................................             45             485
Interest in income of equity method investee ....................             84              47
Other income ....................................................             88              34
Adjustment to fair value of derivative ..........................            195            --
Other expense ...................................................             (2)           --
                                                                    ------------    ------------

Income (loss) before provision for income taxes .................           (870)          1,025
Provision for income taxes ......................................            132             200
Minority interest ...............................................              1              12
                                                                    ------------    ------------

Net income (loss) ...............................................   $     (1,001)   $        836
                                                                    ============    ============

Net income (loss) per share:
     Basic ......................................................   $      (0.03)   $       0.03
                                                                    ============    ============
     Diluted ....................................................   $      (0.03)   $       0.03
                                                                    ============    ============

Weighted average common and common equivalent shares outstanding:
     Basic ......................................................     30,543,763      30,551,207
                                                                    ============    ============

     Diluted ....................................................     30,543,763      30,551,207
                                                                    ============    ============


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